SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 22, 2014

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Civeo Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	46-3831207 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Civeo Corporation (“Company”) hereby amends its Form 8-K filed on October 27, 2014 as set forth in this Amendment No. 1 on Form 8-K/A to disclose the appointment of Messrs. Marc Weisman, Michael Ashner and Alexander Greene, each a recently appointed director, to the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee of its board of directors (the “Board”), respectively.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Form 8-K filed by the Company on October 27, 2014, Messrs. Marc Weisman, Michael Ashner and Alexander Greene were appointed to the Board on October 22, 2014. At the time of such filing, the committee assignments of Messrs. Weisman, Ashner and Greene had not been determined. On November 5, 2014, the Board appointed (i) Mr. Weisman to the Board’s Audit Committee, (ii) Mr. Ashner to the Board’s Compensation Committee and (iii) Mr. Greene to the Board’s Nominating & Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2014	CIVEO CORPORATION

	By:	/s/ Frank C. Steininger
	Name:	Frank C. Steininger
	Title:	Senior Vice President, Chief Financial Officer and Treasurer